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                       IRVINE APARTMENT COMMUNITIES, INC.
                 REPORT OF INDEPENDENT AUDITORS ON SCHEDULE III
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                                  Exhibit 23.1

Our audits also included the financial statement schedule listed in Item 14. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                             /s/ ERNST & YOUNG, LLP
                                             -----------------------------------

Newport Beach, California
January 30, 1998